                                   AMENDMENT NO. 1
                                          TO
                               ASSET PURCHASE AGREEMENT


    AMENDMENT NO. 1 dated as of January 3, 1995 to the Asset Purchase Agreement (the "Agreement") dated as of October 22, 1994 between Freeport-McMoRan Resource Partners Limited Partnership, a Delaware limited partnership ("FPR") and Pennzoil Company, a Delaware corporation ("Pennzoil").

                                W T I N E S S E T H :

    WHEREAS, FRP and Pennzoil desire to amend the Agreement as set forth in this Amendment No. 1;

    NOW, THEREFORE, the parties hereto agree as follows:

    1. DEFINITIONS. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each reference to "this Agreement" and each other similar reference contained in the Agreement shall refer to the agreement as amended by this Amendment No. 1.

    2. ACCOUNTING ADJUSTMENT. The parties have agreed, as an accounting convenience, to establish a financial accounting cut-off time (the "Accounting Cut-Off") for the transaction of 12.:01 a.m. on January 1, 1995. Accordingly, upon the occurrence of the Closing, the parties will make all appropriate financial and accounting adjustments (including appropriate payments to each other and to third parties) as if the Closing had occurred at the Accounting Cut-Off. In particular, FRP will be entitled to record and receive (and receive the benefit of) all operating revenues, inventories, receivables and prepaid expenses generated from or with respect to the Purchased Assets from and after the Accounting Cut-Off and shall record and pay all payables and contract obligations incurred in connection with the Purchased Assets (and all obligations of FRP to reimburse Pennzoil for royalties as provided in the Agreement shall commence) from and after the Accounting Cut-Off. Pennzoil's cash and cash equivalents on hand and in banks as of the Accounting Cut-Off (except for Petty Cash as of that time) and all accounts, notes and other receivables attributable to the operation of the Business prior to the Accounting Cut-Off shall continue to be Excluded Assets, but all such items generated on or after the Accounting Cut-Off shall be Purchased Assets. Similarly, all accounts payable attributable to the operation of the Business prior to the Accounting Cut-Off shall continue to be Excluded Liabilities, but all accounts payable attributable to the operation of the Business on or after the Accounting Cut-Off shall be Assumed Liabilities. The liquid sulphur inventory adjustment contemplated by

Section 2.10 of the Agreement shall be conducted as of the Accounting Cut-Off, and sales of liquid sulphur inventory (or other inventory constituting Purchased Assets) on or after the Accounting Cut-Off shall be for the account and benefit of FRP. The prepaid expense adjustment contemplated by Section 6.3 of the Agreement shall be made in respect of prepaid expenses as they exist at the Accounting Cut-Off. The proration provisions set forth in Sections 7.4 and 8.3 of the Agreement shall be made as of the Accounting Cut-Off rather than as of the Closing Date. The first Quarterly Period shall commence on January 1, 1995, and the last Quarterly Period shall end on the earlier of December 31, 2014 and the date specified in clause (v) of the definition of Quarterly Period. The term "Option Date" shall mean January 1, 1999 and each subsequent third anniversary of the First Option Date. For all other purposes of the Agreement, including without limitation, determining the Purchased and Excluded Assets and the Assumed and Excluded Liabilities, compliance with the representations and covenants set forth in the Agreement, responsibility for damage, destruction or condemnation of the assets and satisfaction of the conditions to Closing, the references in the Agreement to the Closing Date shall mean the actual date of the Closing.

    3. VALUATION OF PURCHASE ASSETS IN FLORIDA. The parties agree that for tax purposes, the portion of the Purchase Price attributable to all Purchased Assets located in the State of Florida shall be deemed to be $966,500.

    4. GAS SUPPLY. Section 2.2(h) of the Agreement is hereby deleted in its entirety, and it is understood that Pennzoil's gas contract with Texaco Inc. shall be deemed to be added to Schedule 3.12(a) of the Agreement and shall be a "Contract" to be assigned by Pennzoil to FRP at the Closing. Section 5.9 of the Agreement is hereby deleted in its entirety.

    5. SOLID SULPHUR AMOUNT. Section 6.2(a) of the Agreement is hereby amended and restated to read in its entirety:

              "6.2 MARKETING SOLID SULPHUR. (a) The parties will retain an independent surveyor acceptable to all of the parties to conduct a survey of the amount of solid sulphur inventory above the Base Pad Sulphur at the Galveston Facility using procedures approved by the parties, such survey to be completed within 90 days of the Closing. The surveyed volume components will be multiplied by the densities of solid sulphur for each volume component, as are proposed by the independent surveyor and approved by the parties, to derive the weight of the solid sulphur. The sum of the weights of all of the component volumes shall be referred to as the "Solid Sulphur Amount."


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

    6. OTHER SULPHUR PROPERTIES. The parties agree that the exploration projects, "Bayou Dorcheat, Nevada Co., Arkansas" and "Wild Dog Creek, Richland Parish, Louisiana" shall be deleted from Schedule 2.2(f) to the Asset Purchase Agreement and inserted in Schedule 2.6 to the Asset Purchase Agreement as items
(7) and (8) under paragraph B.

    7.   GOVERNING LAW.  THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE WHERE A PURCHASED ASSET IS LOCATED NECESSARILY MUST BE CONSULTED ON ISSUES RELATED TO THE OWNERSHIP OR TRANSFER OF THAT PURCHASED ASSET.

    8. COUNTERPARTS; EFFECTIVENESS. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 1 shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Except as expressly amended by this Amendment No. 1, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

                                         FREEPORT-McMoRan RESOURCE PARTNERS,
                                          Limited Partnership

                                         By:  FREEPORT-McMoRan INC.
                                             Managing General Partner


                                         By     /s/ Charles W. Goodyear
                                            -------------------------------
                                              Title:  Senior Vice President


                                         PENNZOIL COMPANY


                                         By  /s/ Mark A. Malenski
                                            -------------------------------
                                             Title:  Group Vice President--
                                               Accounting and Controller


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